Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement is made and entered into by and between DynTek, Inc., a Delaware corporation (the “Company”), and Robert I. Webber, an individual (“Executive”), as of the date set forth below (the “Effective Date”).

RECITALS

WHEREAS, Executive has served as the Chief Financial Officer of the Company since July 2004, a member of the Company’s Board of Directors (the “Board”) since September 2004, and the President of the Company since June 2005;

WHEREAS, Executive has resigned his Board position with the Company effective as of March 8, 2006 (the “Board Resignation Date”) and desires to resign his employment with the Company effective as of March 31, 2006 (the “Employment Resignation Date”);

WHEREAS, Executive and the Company are parties to an Employment Agreement dated as of August 1, 2005 (the “Employment Agreement”), which the parties intend to terminate as of the Employment Resignation Date; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, Executive and the Company, intending to be legally bound, hereby agree as follows:

1.                                       Resignation and Termination of Employment Agreement. Beginning on the Employment Resignation Date, the Company and Executive hereby agree to terminate the Employment Agreement and the Employment Agreement shall be of no further force and effect as of such date. In addition, effective on the Employment Resignation Date, Executive hereby resigns his positions as President and Chief Financial Officer, and shall no longer be employed by the Company. The parties agree that termination of the Employment Agreement is by mutual consent and that Executive shall not be entitled to receive any benefits or compensation pursuant to the termination provisions, or any other provisions, under the Employment Agreement after the Employment Resignation Date, except as specifically identified in this Agreement. Each of the parties agrees to use reasonable efforts up to the Employment Resignation Date to transfer the positions of President and Chief Financial Officer to a successor(s) without disruption to the operations of the Company’s business. The foregoing shall not operate to preclude Executive from spending a reasonable amount of time between the Effective Date and the Employment Resignation Date seeking out employment opportunities or finalizing plans for subsequent employment.

2.                                       Compensation. In reliance upon Executive’s promises, representations and releases in this Agreement, the Company shall pay Executive the following compensation.

(a)                                  Salary. The Company shall pay Executive his base salary as of the Effective Date, less legally required withholdings, on regularly scheduled paydays, up to and including the Employment Resignation Date. After the Employment Resignation Date, Executive shall not be entitled to any salary continuation payments.

(b)                                 Insurance Benefits. After the Employment Resignation Date, the Company shall continue to pay the premiums for medical and other insurance benefits currently in place for the Executive, including continued health insurance coverage for Executive and his currently insured dependents through the Execu-care program or otherwise (provided that Executive makes a timely election to continue such coverage under COBRA) until the earlier of 1) December 31, 2006, or 2) such time as Executive’s coverage for medical and insurance benefits at a subsequent employer become fully effective as to Executive and his currently insured dependents.

(c)                                  Company Equity. On the Employment Resignation Date, the Company shall issue to Executive 2,500,000 shares of the Company’s Common Stock, subject to the representations set forth in Section 3. The Common Stock will be issued as a private placement pursuant to an exemption from registration under federal or state securities laws, and will be deemed restricted securities subject to restrictions on transfer pursuant to applicable federal and state securities laws.

(d)                                 Additional Payment. In lieu of additional amounts under the Employment Agreement, the Company shall pay Executive $60,000, less required withholdings, in a single lump-sum payment on the Employment Resignation Date.

(e)                                  Accrued Vacation. On the Employment Resignation Date, the Company shall pay Executive for all accrued vacation days, which calculation shall be determined by the policies the Company has in place for such payments as of the Effective Date.

(f)                                    Expenses. The Company agrees to reimburse Executive within 15 days of the Employment Resignation Date for all ordinary and necessary expenses incurred by Executive on behalf of the Company in the normal course of performing his duties, provided that Executive provides reasonable documentation to the Company of such expenses consistent with the Company’s standard expense reimbursement policies.

3.                                       Representations of Executive Regarding Investor Status. In consideration for Company granting to Executive shares of the Company’s Common Stock pursuant to Section 2(c), Executive makes the following representations:

(a)                                  Investment Purpose. The Company’s Common Stock is being acquired for investment only and for the Executive’s own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of the Company Common Stock.

(b)                                 Relationship; Access to Information. As a current officer and former director of the Company, Executive has an existing business relationship with the Company. Executive acknowledges that he has had an opportunity to discuss the Company’s business, management and financial affairs with its management. Executive has received and reviewed information about the Company which is pertinent to making an informed investment decision and has had the opportunity to ask questions of, and receive answers from, the Company and management regarding the terms and conditions of the grant of Company Common Stock. In addition, Executive acknowledges that he has the capacity to protect his own interests with respect to the grant of Company Common Stock.

(c)                                  Reliance on Exemptions. The Executive understands that the Company Common Stock is being offered and sold to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Company Common Stock.

(d)                                 Accredited Investor Status. The Executive is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(e)                                  Transfer. The Executive understands and agrees that the Company Common Stock may not be offered or transferred in any manner unless (a) the Company Common Stock is subsequently registered under the Securities Act and any applicable state securities laws, (b) an opinion of counsel reasonably satisfactory to the Company has been rendered stating that such offer or transfer will not violate any applicable federal or state securities laws, or (c) such sale is made in compliance with all of the requirements of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

(f)                                    Legends. The Executive understands and agrees that in addition to any other restrictive legend which may be imposed on the certificate, the certificate evidencing the Company Common Stock will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

(g)                                 Representations. The representations which the Executive has made herein are true and correct on the date hereof and the Executive understands that the Company will be relying on representations made herein in determining whether the offering is exempt from registration under the Securities Act and under applicable state securities laws. Should any such information change prior to the issuance of the Company Common Stock to the Executive, the Executive agrees immediately to provide the Company with a written notice setting forth the corrected information.

4.                                       Publicity. The parties agree, as part of the Agreement, to mutual non-disparagement provisions. Each party agrees that it or he will not disparage or talk negatively about the other party to anyone. Neither party shall make any public announcement relating to the transactions contemplated by this Agreement without the prior written consent of the other party which shall not be unreasonably withheld; provided, however, that the Company may make such public disclosures concerning these matters as may be required under the applicable securities laws, including without limitation, the filing of this Agreement as an exhibit to the Company’s filings under the Securities Exchange Act of 1934, as amended.

5.                                       General Release.

(a)                                  Release by Executive. In exchange for the consideration provided to Executive as set forth above and except for the rights granted to Executive under this Agreement or rights as a stockholder of the Company, Executive agrees to waive and release all claims, known and unknown, which he has or might otherwise have had against the Company on behalf of itself and its parent, subsidiaries and related entities and their past and present officers, directors, agents, employees, stockholders, insurers, attorneys and successors, arising prior to the Effective Date, including, without limitation, all claims relating in any way to any aspect of his employment, compensation, or the cessation of his employment with the Company, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Act, the California Fair Employment and Housing Act, California Government Code section 12900, et seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code; the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et seq., all as amended; any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date Executive executes this Agreement.

(b)                                 Release by Company. The Company, on behalf of itself and its parent, subsidiaries, and related entities and their past and present officers and directors, agrees to waive and release all claims which it may have against Executive, whether known or unknown, suspected or unsuspected, that arose on or before the Effective Date, including without limitation, all claims regarding any aspect of Executive’s employment, the cessation of his employment, any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever.

(c)                                  Unknown Claims. It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by the Company and Executive. Such Section reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of each party, the other party expressly acknowledges that this general release is intended to include and does include in its effect, without limitation, all claims which the other party does not know or suspect to exist in his or its favor at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

(d)                                 Discrimination. The release in this Agreement also includes, but is not limited to, claims arising under federal, state or local law for age, race, sex or other forms of employment discrimination and retaliation. In accordance with the Older Workers Benefit Protection Act, Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination in Employment Act of 1967, as amended, which he might otherwise have had against the Company. Executive is hereby advised that he should consult with an attorney before signing this Agreement and that he has 21 days in which to consider and accept this Agreement by signing and returning this Agreement to the Company. In addition, Executive has a period of seven days following his execution of this Agreement in which he may revoke this Agreement. If Executive does not advise the Company by a writing received by the

Company within such seven day period of his intent to revoke the Agreement, the Agreement will become effective and enforceable.

6.                                       Confidential Information. Executive shall hold all Confidential Information relating to the Company in strict confidence and shall not use, disclose or otherwise communicate the Confidential Information to anyone other than the Company without the prior written consent of the Company. “Confidential Information” includes, without limitation, financial information, trade secrets, business plans, business methods or practices, market studies, customer lists, referral lists and other proprietary business information of the Company. “Confidential Information” shall not include information which is or becomes in the public domain through no action by Executive or information which is generally disclosed by the Company to third parties without restrictions on such third parties. Executive shall return all Confidential Information to the Company upon the Employment Resignation Date.

7.                                       Solicitation of Customers and Employees. For a period after the Employment Resignation Date equal to one (1) year, Executive shall not influence or attempt to influence, directly or indirectly, any customer of the Company to divert its business away from the Company. In connection with the foregoing, the parties acknowledge that the customer lists of the Company and information retained by the Company regarding such customers constitute Confidential Information and trade secrets of the Company that provide the Company with independent economic value. In addition, for a period after the Employment Resignation Date equal to one (1) year, Executive shall not, directly or indirectly, solicit or encourage for hire any employee of the Company; provided, that this restriction shall not apply to (i) general advertisements or other general solicitations not specifically directed to employees of the Company, (ii) employment resulting from unsolicited contacts from employees of the Company, or (iii) employees who have been terminated by the Company.

8.                                       Non-Competition. For any period of time beyond the Employment Resignation Date that Executive continues to receive any payments or benefits under this Agreement, Executive shall not, directly or indirectly, in any capacity:

(a)                                  Engage, own or have any interest in;

(b)                                 Manage, operate, join, participate in, accept employment with, render advice to, or become interested in or be connected with;

(c)                                  Furnish consultation or advice to; or

(d)                                 Permit his name to be used in connection with;

any person or entity that competes with the business of the Company. Notwithstanding the foregoing, holding five percent (5%) or less of an interest in the equity, stock options or debt of any publicly traded company shall not be considered a violation of this Section 8.

9.                                       Miscellaneous Provisions.

(a)                                  Notices. Any notice given hereunder to the Company or to Executive shall be deemed sufficiently given if mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by overnight delivery service, by facsimile or by Email as follows:

If to the Company:

DynTek, Inc.

19700 Fairchild Road, Suite 350

Irvine, CA  92612

Attention: Chief Executive Officer

Facsimile number: (949) 271-0800

Email address: casper.zublin@dyntek.com

If to Executive:

Robert I. Webber

c/o Maui Land & Pineapple, Inc.

120 Kane Street

Kahului, Maui, Hawaii, 96733

Facsimile number: (808) 871-0953

Email address: riwebber@aol.com

(b)                                 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

(c)                                  Assignment. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by either party without the prior written consent of the other party; provided, however, that the Company may assign this Agreement in connection with any sale or transfer of the business to which it relates, whether by merger, sale of assets, sale of stock or otherwise.

(d)                                 Attorneys’ Fees. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys’ fees and costs incurred, in addition to any other relief to which such party may be entitled.

(e)                                  Waiver of Breach. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

(f)                                    Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or scope of any provision covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the maximum duration or extent that may validly and enforceably be covered under applicable law.

(g)                                 Authority. Each of the Company and Executive warrants and represents that it or he is authorized to execute and deliver this Agreement.

(h)                                 Further Assurances. Each party agrees to execute such other and further instruments and documents as may be necessary or proper in order to complete the transactions contemplated by this Agreement.

(i)                                     Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

(j)                                     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k)                                  Integration. Executive and the Company agree that this Agreement is the sole agreement between them regarding the subject matter herein and embodies all terms, promises, representations, and understanding regarding the subject matter herein, and that no representations, inducements, or promises have been made except as expressly stated herein.

(l)                                     Interpretation. This Agreement shall not be construed against any party merely because that party drafted or revised the provision in question, and it shall not be construed as an admission by the Company or Executive of any improper, wrongful, or unlawful actions, or any other wrongdoing against the other, and each party specifically disclaims any liability to or wrongful acts against the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth below.

DYNTEK , INC., a Delaware corporation

Date: 03/31/06
	By:	\s\ Casper Zublin, Jr.
Casper Zublin, Chief Executive Officer

ROBERT I. WEBBER

Date: 03/31/06
\s\ Robert I. Webber